Exhibit 5.1

Zysman, Aharoni, Gayer & Co., Law Offices

October 20, 2017

On Track Innovations Ltd.

Z.H.R. Industrial Zone

P.O Box 32, Rosh Pina 1200000

Israel

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement ”) being filed by On Track Innovations Ltd., an Israeli corporation (the “ Company ”), with the Securities and Exchange Commission (the “ Commission ”) under the Securities Act of 1933, as amended (the “ Securities Act ”), relating to the sale, from time to time, by the Company of up to the aggregate amount of $50,000,000 of (i) Ordinary Shares, par value NIS 0.10 per share of the Company (the “ Shares ”), (ii) warrants to purchase Shares (the “ Warrants ”, where the Shares and the Warrants shall be referred to as the “ Securities ”) and (iii) units comprised of one or more of the Shares and Warrants in any combination (the “ Units ”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

We have examined signed copies of the Registration Statement and have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Articles of Association of the Company, as restated and/or amended to date (the “Articles”), and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.  Other than such examination and our examination of the documents indicated above, we have made no other examination in connection with this opinion.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any jurisdiction other than Israel.  This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. In addition, we render no opinion in relation to any representation made or given in the Registration Statement.

Based upon and subject to the foregoing, we are of the opinion that:

1.           With respect to the Shares, when (i) specifically authorized for issuance by the Company’s Board of Directors (the “ Authorizing Resolutions ”); (ii) the Registration Statement has become effective under the Securities Act; (iii) if necessary, an appropriate prospectus supplement with respect to the Shares has been prepared, filed and delivered in compliance with the Securities Act and the applicable rules promulgated thereunder; (iv) the terms of the sale of the Shares have been duly established in conformity with the Articles and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Shares have been issued and sold as contemplated by the Registration Statement and any prospectus supplement, if applicable; and (vi) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration is not less than the par value of the Shares, the Shares will be validly issued, fully paid and nonassessable.

2.           With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions; (ii) the Registration Statement has become effective under the Securities Act; (iii) the warrant agreement or agreements relating to the Warrants have been duly authorized, executed and delivered; (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the warrant agreement or agreements and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Warrants have been duly executed and countersigned in accordance with the warrant agreement or agreements and issued and sold as contemplated by the Registration Statement; and (vi) the Company has received the consideration (if any separate consideration is given for the Warrants) provided for in the Authorizing Resolutions, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.           With respect to the Units, when (i) at the time of execution, issuance and delivery of the Units and any agreement related thereto will have been duly authorized, executed and delivered by the Company and the other parties to such agreement and will be the valid and legally binding obligation of the parties thereto, enforceable against such parties in accordance with its terms; and (ii) all necessary conditions and actions with respect to the Securities of which the Units are comprised shall have been duly met or taken, as provided for in (1) – (2) above, as applicable, the Units will be validly issued, fully paid and nonassessable.

The opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur. This opinion is intended solely for the benefit and use of the Company, and is not to be used, released, quoted or relied upon by anyone else for any purpose (other than as required by law) without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to this firm in the section of the Registration Statement entitled “Legal Matters”.  In giving this consent we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Zysman, Aharoni, Gayer & Co., Law Offices
Zysman, Aharoni, Gayer & Co., Law Offices